EXHIBIT 4.1

                         VOID AFTER  _______________

                           PRIMECARE SYSTEMS, INC.

                               Non-Transferable

                                           Right to Purchase __________ Shares
                                                       (Subject to adjustment)

                  Stock Purchase Warrant for Common Stock of
                           PrimeCare Systems, Inc.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION OR UNLESS PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AS HEREIN SET FORTH.

   PrmeCare Systems, Inc. (hereinafter called the "Company"), a Delaware Corporation, hereby certifies that, for value received, ______________________________ is entitled to purchase from the Company, at any time or from time to time prior to 3:00 PM, New York City local time, on ____________, an aggregate of ______________ fully paid and nonassessable shares (the number and character of such shares being subject to adjustment as provided below") of the Common Stock, $.001 par value, of the Company (the "Common Stock"), on the payment therefore of the purchase price which shall be equal to $________ per share of the Common Stock, until this Warrant expires as provided herein, for each share of the Common Stock subscribed for and purchased, upon the surrender of this Warrant duly signed by the registered holder hereof, accompanied by payment of the purchase price, upon the terms and subject to the conditions hereinafter set forth.

  EXERCISE OF WARRANT. The holder shall surrender this Warrant to the principal office of the Company, with the exercise form on the last page of this Warrant duly signed together with the purchase price of the Common Stock (as well as any applicable transfer taxes if the Common Stock is to be registered in any name other than that of the registered holder hereof) represented by certified or official bank check payable to the order of the Company.

  DELIVERY OF STOCK CERTIFICATE ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the registered holder hereof, or such holder's nominee, a certificate or certificates for the number of full shares of the Common Stock of the Company to which such holder shall be entitled upon such exercise, together with, in the case of a partial exercise of this Warrant, a new Warrant certificate of like tenor herewith representing the right to purchase the balance of shares subject hereto after giving effect to such partial exercise. In case, between the date of any exercise hereof and the date on which the certificate or certificates are issued, the record holders of shares of Common Stock of the Company shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the holder hereof the amount of such dividend, or transfer to the holder thereof such right, as the case may be.

  No fraction of a share or scrip certificate for such a fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such holder cash equal to a like fraction at the prevailing market price for such share as determined by the Company.

  ADJUSTMENTS TO BASIS FOR CONVERSION. Whenever the Company shall (A) declare a dividend on its Common Stock in shares of Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares upon reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation, then and in each such case, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (1) the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised by (2) the purchase price per share stated on the face of this warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares called for hereby, the stock or other securities or property, which said holder would hold on the date of such exercise, if, from the date hereof to and including such date, he had been the holder of record of the number of shares of the Common Stock of the Company as to which this Warrant is then being so exercised and had retained such shares and all such other or additional or less stock and other securities and property receivable in respect of such shares.

  REORGANIZATIONS, CONSOLIDATIONS, MERGERS. In case of any reorganization of the Company, or any other corporation, the stock or securities of which are at the time deliverable on the exercise of this Warrant, or in case the Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, the holder of this Warrant, upon the exercise hereof and upon the payment of the sum obtained by multiplying (a) the number of shares of the Company as to which this Warrant is then being so exercised by
(b) the purchase price per share stated on the face of this Warrant, as well as any applicable transfer taxes, shall be entitled to receive, in lieu of the shares theretofore called for hereby, the stock or other securities or property to which such holder hereof would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if he had purchased the shares as to which this Warrant is then being so exercised immediately prior thereto; and in such case, the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

  EXCHANGE OF WARRANTS. Upon the surrender by any registered holder of any Warrant or Warrants at the principal office of the Company or of the Transfer Agent for its Common Stock, the Company will issue and deliver to, or on the order of, such holder, at the Company's expense, a new Warrant or Warrants in the name of such holder (upon the payment by such holder of any applicable transfer tax) may direct, in such authorized denomination or denominations as such holder may request, evidencing the right to purchase an aggregate amount of stock or securities equal to the aggregate amount of stock or securities which the Warrant or Warrants so surrendered evidenced the right to purchase.

  LOST, STOLEN, DESTROYED OR MUTILATED WARRANTS. Upon receipt by the Company of evidence satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of any Warrants, (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

  RESTRICTIONS OF TRANSFER. This Warrant may not be transferred. The transfer of the shares of Common Stock which may be purchased upon the exercise thereof is restricted and subject to the applicable provisions of the Securities Act of 1933, as amended. The shares of Common Stock which may be purchased upon the exercise thereof may not be sold, transferred, pledged or hypothecated in the absence of any effective registration statement or post-effective amendment thereto for such shares of Common Stock under such Act, or an opinion of counsel to the Company that registration is not required under such Act.

  MISCELLANEOUS. This Warrant does not confer upon the holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent or to receive notice as a stockholder of the Company.

  EXPIRATION. This Warrant will be wholly void and of no effect after 3:00 PM, New York City local time, on ________________ .

  LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any conflict of laws provision thereof.

  Dated: ___________                PRMECARE SYSTEMS, INC.


                                    Edward C. Levine,
                                    President

  Attest:




  Jeffrey P. Nelson,
  Secretary



                              SUBSCRIPTION FORM


 The undersigned irrevocably exercised this Warrant to the extent of shares of Common Stock of PRIMECARE SYSTEMS, INC., called for hereby, and herewith makes payment therefore, all at the price and on the terms and conditions specified herein.

Number of Shares:__________________


Dated: ____________________________



Name:  ____________________________
      (signature)

 ____________________________
      (Please Print Name)

Social Security or Employer ID #__________________________

Address:  ________________________________________________

City & State:  ___________________________________________

Zip Code:  _________